UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Artec Consulting Group.

(Name of Registrant As Specified in Charter)

SCHEDULE 14C INFORMATION STATEMENT

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ARTEC CONSULTING CORP

249 South Highway 101 #324

Solona Beach CA 92075

Dear Stockholders:

We are writing to advise you that the holder of a majority of our outstanding common stock has approved an amendment to our Articles of Incorporation (the “Charter Amendment”) to:

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Change the name of our company to “Artec Global Media, Inc.”

This action was approved on May 9, 2014 by our Board of Directors. In addition, the holder of a majority of our issued and outstanding voting securities has approved this action by written consent in lieu of a special meeting effective May 9, 2014 in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of these actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about May 15, 2014.

Please feel free to call us at 858-480-5198 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in our company.

For the Board of Directors of Artec Consulting Group.

By: /s/ Caleb Wickman

Caleb Wickman, Chairman and President

May 28, 2014

ARTEC CONSULTING GROUP

INFORMATION STATEMENT

Table of Contents

GENERAL	4
PRINCIPAL STOCKHOLDERS	4
Ownership of Principal Stockholders	4
Ownership of Management	5
All Directors and Executive Officers as a Group (One Person)	5
THE CHARTER AMENDMENT	5
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	6
WHERE YOU CAN FIND MORE INFORMATION	6

ARTEC CONSULTING GROUP

249 South Highway 101 #324

Solona Beach CA 92075

858-480-5198

INFORMATION STATEMENT REGARDING ACTIONS

TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Artec Consulting Group in connection with the written consent of the holder of a majority of our issued and outstanding voting securities approving the Charter Amendment. This action was approved by our Board of Directors on May 9, 2014 and on May 9, 2014 the holder of approximately 85.14% of our issued and outstanding common stock, being our only class of voting securities, also consented to these actions by a written consent in lieu of a special meeting of stockholders in accordance with the Nevada Revised Statutes.

Section 78.320 of the Nevada Revised Statutes provides that the shareholders of the Corporation may approve any action that would otherwise be taken at an annual or special meeting, and without prior notice, if one or more consents in writing, setting forth the action so taken shall be signed by holders of outstanding shares having not less than a majority of the voting power. In order to eliminate the costs involved in holding a special meeting we utilized the written consent of the holder of a majority in interest of our voting securities.

This Information Statement, which is first being mailed on or about May 28, 2014, is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Nevada law as a result of the approval of the Charter Amendment.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL STOCKHOLDERS

At May 28, 2014, we had 8,195,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of May 28, 2014 by:

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each person known by us to be the beneficial owner of more than 5% of our common stock;

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each of our directors;

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each of our named executive officers; and

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our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of Artec Consulting Group, 249 South Highway 101 #324 Solona Beach CA 92075. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Ownership of Principal Stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Common Stock	Caleb Wickman, Chairman and President	7,000,000	85.4%

(1)

Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

The following table sets forth the share holdings of management as of the date of May 28, 2014, based upon 9,185,000 shares being outstanding as of the date of hereof:

Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Common Stock	Caleb Wickman, Chairman and President	7,000,000	85.4%

(1)

Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

All Directors and Executive Officers as a Group (One Person)

As of May 28, 2014, Mr. Wickman was our sole officer and director, and deemed to be the beneficial owner of 8,195,000 issued and outstanding shares of the Company pursuant to Rule 13d-3 under the Exchange Act.

THE CHARTER AMENDMENT

On May 9, 2011 our Board of Directors approved the Charter Amendment that will:

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Change our corporate name to Artec Global Media, Inc. (the “Name Change”)

On May 9, 2015 the holder of a majority of our outstanding common stock approved the Charter Amendment.

The form of Charter Amendment to be filed with the Secretary of State of the State of Nevada, Division of Corporations, to effect the Name is attached to this Information Statement as Exhibit A.

The text of the form of Charter Amendment is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Nevada, Division of Corporations, or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law. Other than the changes in our Articles of Incorporation, as amended, effected by the Name Change, all other provisions of our Articles of Incorporation, as amended, will remain unchanged upon the filing of the Charter Amendment.

Our Board of Directors and consenting stockholder believe it is in the best interests of our company to change our corporate name to provide a name which enables the Company to more effectively build a brand and image in the marketplace which is more appropriate to its business plan.

Of the 75,000,000 shares of common stock that are presently authorized, there are 8,195,000 shares of common stock outstanding on May 28, 2014. There are no preemptive rights relating to the common shares.

The laws of Nevada require that, in order for us to amend our Articles of Incorporation through the Charter Amendment, the amendment must be approved by the affirmative vote of the holders of a majority of our common shares. The Charter Amendment was approved on May 9, 2014. The Charter Amendment, including the Name Change will become effective on the effective date of the applicable certificate of amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada, Corporations Division, Code, which we would expect to be 20 days after this Information Statement was first mailed to our stockholders. However, the exact timing of the filing of the Charter Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the amendment for up to 12 months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the filing of the Charter Amendment if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders.

Under Nevada law there are no appraisal rights available to our stockholders in connection with the Charter Amendment.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if you currently receive multiple information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Artec Consulting Group 249 South Highway 101 #324 Solona Beach CA 92075, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Artec Consulting Group 249 South Highway 101 #324 Solona Beach CA 92075, Attention: Corporate Secretary.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

U.S. Securities and Exchange Commission

Public Reference Room Office

100 F Street, N.E

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Caleb Wickman

Caleb Wickman, Chairman and President

San Diego, CA

May 28, 2014

Exhibit A